ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 6, 1996, on the October 31, 1996 financial statements of The Clover Capital Equity Value Fund, Clover Capital Fixed Income Fund and Clover Capital Small Cap Value Fund, included in the Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of The Advisors' Inner Circle Funds (File No. 33-42484), and to all references to our firm included in or made part of Post-Effective Amendment No. 5 to the Registration Statement File No. 333-00641.


                                 /s/ Arthur Andersen LLP


Philadelphia, Pa.,
  April 1, 1997